Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Background

The unaudited pro forma condensed consolidated financial statements of Shell Midstream Partners, L.P. (“we,” “our” or “the Partnership”) as of and for the six months ended June 30, 2015, and for the year ended December 31, 2014, are based upon our historical audited and unaudited financial statements and those of Mars Oil Pipeline Company, L.P. (“Mars”), Bengal Pipeline Company LLC (“Bengal”) and Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”).

In conjunction with our Initial Public Offering (“IPO”) on November 3, 2014, we acquired a 43.0% ownership interest in Zydeco Pipeline Company LLC (“Zydeco”), a 28.9% equity interest in Mars, a 49.0% equity interest in Bengal and a 1.618% interest in Colonial Pipeline Company (“Colonial”) from Shell Pipeline Company LP (“SPLC”).

Predecessor Accounting Periods

References to the Partnership or other expressions defined above for time periods prior to November 3, 2014 refer to our predecessor for accounting purposes (“Predecessor”). The Predecessor’s financial results included in our condensed consolidated statements of income and condensed consolidated statements of cash flows contain the financial results of the following predecessor entities for the time periods indicated.

For the accounting periods prior through June 30, 2014, the Predecessor’s financial results are those of the crude oil pipeline system from Houston, Texas to Houma, Louisiana (“Ho-Ho”) wholly owned by SPLC.

On July 1, 2014, SPLC formed Zydeco to receive the fixed assets and certain agreements of Ho-Ho and other related fixed assets of SPLC. For the accounting periods from July 1, 2014 through November 2, 2014, the Predecessor’s financial results are those of Zydeco.

Post-IPO Transactions

On May 12, 2015, we acquired an additional 19.5% ownership interest in Zydeco and an additional 1.388% interest in Colonial from SPLC for $448.0 million. The transaction closed on May 18, 2015, with an effective date of April 1, 2015. To fund the acquisition, we entered into a common unit purchase agreement with certain institutional investors to sell 7,692,308 common units representing limited partner interests in a private placement for net proceeds of $297.2 million ($300 million, net of $2.8 million in placement agent fees and expenses). The remaining balance of the funding was provided by $70.8 million in borrowings from our existing five-year revolving credit facility agreement (“Five Year Revolver”) with our affiliate, Shell Treasury Center (West) Inc. (“STCW”) and $80.0 million of cash on hand.

On July 1, 2015, we acquired a 36.0% equity interest in Poseidon from Equilon Enterprises LLC, d/b/a Shell Oil Products US (“SOPUS”) for $350 million. In connection with the acquisition of SOPUS’ 36.0% interest in Poseidon, we entered into a $100.0 million revolving credit facility agreement (“364 Day Revolver”) with STCW as lender. The 364 Day Revolver will mature on June 30, 2016. The Poseidon acquisition was funded with borrowings of $100 million under the 364 Day Revolver and $250.0 million from the Five Year Revolver.

Basis of Presentation

Pro Forma Financial Statements

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 has been prepared as though the post-IPO transactions related to the Poseidon acquisition occurred on June 30, 2015. The unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2015 has been prepared as though the above Post-IPO transactions occurred on January 1, 2014.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2014 has been prepared as though the above post-IPO transactions as well as the acquisitions of equity interests in Mars and Bengal occurred on January 1, 2014. To account for the fact that the Partnership was formed on November 3, 2014, activity before that date is attributed to our Predecessor.

The unaudited pro forma condensed consolidated financial statements also reflect the following significant assumptions and transactions:

•	$350.0 million in additional borrowings from our credit facilities;

•	distribution of proceeds to SPLC and SOPUS as described in Post-IPO Transactions above;

•	interest expense resulting from the additional $350.0 million borrowing from our credit facilities; and

•	other operating and general and administrative expense as indicated in the footnotes to our pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical audited and unaudited financial statements and those of Mars, Bengal and Poseidon as well as the related notes set forth or incorporated by reference in this Form 8-K.

The adjustments to the historical audited and unaudited financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events directly attributable to the conveyance, and reflect those items expected to have a continuing impact on the Partnership for purposes of the unaudited pro forma condensed consolidated statement of income.

Financial Statements of the Partnership

Zydeco is consolidated within our financial statements as a subsidiary. We obtained control of Zydeco on the date of our IPO via a voting agreement with SPLC through which we have voting power over the ownership interests retained by SPLC in Zydeco. The ownership interest in Zydeco retained by SPLC is reflected as noncontrolling interest in our consolidated financial statements.

The equity investments in Mars, Bengal and Poseidon are recorded at SPLC’s historical book value as the transactions in which these investments were transferred or sold to the Partnership were transactions between entities under common control. Such transactions are accounted for prospectively at the time of the contribution under the equity method of accounting. The investment in Colonial is accounted for prospectively at the time of contribution using the cost method of accounting.

Shell Midstream Partners L.P.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2015

	Shell Midstream Partners, L.P.	Poseidon (a)	Pro Forma Adjustments		Shell Midstream Partners, L.P. Pro Forma
	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$113.0	$—	$350.0	(c)	$112.9
			(350.0	)(d)
			(0.1	)(c)
Accounts receivable – third parties, net	14.7	—	—		14.7
Accounts receivable – related parties	7.7	—	—		7.7
Allowance oil	3.3	—	—		3.3
Prepaid expenses	1.4	—	—		1.4

Total current assets	140.1	—	(0.1)		140.0
Equity method investments	155.3	30.5	—		185.8
Property, plant and equipment, net	272.7	—	—		272.7
Other assets	6.9	—	0.1	(c)	7.0

Total assets	$575.0	$30.5	$—		$605.5

LIABILITIES
Current liabilities
Accounts payable – third parties	$0.5	$—	$—		$0.5
Accounts payable – related parties	4.8	—	—		4.8
Deferred revenue – third parties	17.8	—	—		17.8
Deferred revenue – related parties	9.3	—	—		9.3
Accrued liabilities – third parties	10.2	—	—		10.2
Accrued liabilities – related parties	1.3	—	—		1.3
Debt payable to affiliate	70.8		350.0	(c)	420.8
Distribution payable to noncontrolling interest	15.8	—	—		15.8

Total current liabilities	130.5	—	350.0		480.5

Total liabilities	130.5	—	350.0		480.5
Commitments and Contingencies
EQUITY
Common unitholders – public	1,320.8	—	—		1,320.8
Common unitholder – SPLC	(137.8)	—	—		(137.8)
Subordinated unitholder – SPLC	(433.4)	—	—		(433.4)
General Partner – SPLC	(404.1)	30.5	(350.0	)(d)	(723.6)
	—	—	—		—

Total partners’ capital	345.5	30.5	(350.0)		26.0
Noncontrolling interest	99.0	—	—		99.0

Total Equity	444.5	30.5	(350.0)		125.0

Total liabilities and equity	$575.0	$30.5	$—		$605.5

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Six Months Ended June 30, 2015

	Shell Midstream Partners L.P.	Zydeco & Colonial (b)	Poseidon (a)	Pro Forma Adjustments	Shell Midstream Partners, L.P. Pro Forma
	(in millions, except per unit data)
Revenue
Third parties	$87.8	$—	$—	$—	$87.8
Related parties	21.5	—	—	—	21.5

Total revenue	109.3	—	—	—	109.3
Costs and expenses
Operations and maintenance – third party	14.6	—	—	0.2 (e)	14.8
Operations and maintenance – related party	7.3	—	—	0.2 (e)	7.5
General and administrative – third party	5.0	—	—	—	5.0
General and administrative – related party	9.8	—	—	—	9.8
Depreciation	6.9	—	—	—	6.9
Property and other taxes	6.4	—	—	—	6.4

Total costs and expenses	50.0	—	—	0.4	50.4

Operating Income	59.3	—	—	(0.4)	58.9
Income from equity investments	23.3	—	15.7	—	39.0
Dividend income from investment	3.9	1.4	—	—	5.3
Other income	1.0	—	—	—	1.0

Income from other investments	28.2	1.4	15.7	—	45.3
Interest expense, net	0.5	—	—	2.9 (f)	3.4

Income before income taxes	87.0	1.4	15.7	(3.3)	100.8
Income tax expense	0.3	—	—	—	0.3

Net income	86.7	1.4	15.7	(3.3)	100.5
Less: Net income attributable to noncontrolling interests	30.9	(6.1)	—	—	24.8

Net income attributable to the Partnership	$55.8	$7.5	$15.7	$(3.3)	$75.7

General partner’s interest in net income	$1.2				$6.4
Limited partners’ interest in net income	$54.6				$69.3

Net income per limited partners’ unit (basic and diluted)
Common units	$0.39				$0.49
Subordinated units	$0.39				$0.49

Weighted average Limited Partner Units outstanding – Basic and Diluted
Common units	71,342,471				75,167,376
Subordinated units	67,475,068				67,475,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2014

		IPO Transactions				Post-IPO Transactions
	Shell Midstream Partners, L.P.	Nine Months Ended September 30, 2014		Equity in Earnings October 1 - November 2, 2014 (g)	Colonial Investment January 1 - November 2, 2014 (h)	Additional Interest in Zydeco & Colonial (b)	Poseidon (a)	Other Adjustments		Shell Midstream Partners, L.P. Pro Forma

		Mars (g)	Bengal (g)
	(in millions, except per unit data)
Revenue
Third parties	$136.9	$—	$—	$—	$—	$—	$—	$—		$136.9
Related parties	45.5	—	—	—	—	—	—	—		45.5

Total revenue	182.4	—	—	—	—	—	—	—		182.4
Costs and expenses
Operations and maintenance – third party	31.0	—	—	—	—	—	—	0.5	(e)	33.2
								1.7	(i)
Operations and maintenance – related party	16.0	—	—	—	—	—	—	0.8	(e)	15.3
								(1.5	)(i)
Loss from disposition of fixed assets	0.2	—	—	—	—	—	—	—		0.2
General and administrative – third party	3.2	—	—	—	—	—	—	1.1	(j)	4.3
General and administrative – related party	13.6	—	—	—	—	—	—	7.1	(k)	20.2
		—	—	—	—	—	—	(0.5	)(l)
Depreciation	11.6	—	—	—	—	—	—	—		11.6
Property and other taxes	5.5	—	—	—	—	—	—	—		5.5

Total costs and expenses	81.1	—	—	—	—	—	—	9.2		90.3

Operating Income	101.3	—	—	—	—	—	—	(9.2)		92.1
Income from equity investments	6.7	17.6	14.6	4.4	—	—	23.8	—		67.1
Dividend income from investment	0.8	—	—	—	4.4	4.4	—	—		9.6

Income from other investments	7.5	17.6	14.6	4.4	4.4	4.4	23.8	—		76.7
Interest expense, net	0.2	—	—	—	—	—	—	6.5	(f)	6.7

Income before income taxes	108.6	17.6	14.6	4.4	4.4	4.4	23.8	(15.7)		162.1
Income tax expense	0.2	—	—	—	—	—	—	—		0.2

Net income	108.4	17.6	14.6	4.4	4.4	4.4	23.8	(15.7)		161.9
Less: Predecessor income prior to the IPO	83.6	17.6	14.6	4.4	4.4	3.7	19.8	(14.4)		133.7

Net income subsequent to the IPO	24.8	—	—	—	—	0.7	4.0	$(1.3)		28.2
Less: Net income attributable to noncontrolling interest	11.4	—	—	—	—	(3.9)	—	—		7.5

Net income attributable to the Partnership	$13.4	$—	$—	$—	$—	$4.6	$4.0	$(1.3)		$20.7

General partner’s interest in net income	$0.3									$1.0
Limited partners’ interest in net income	$13.1									$19.7

Net income per limited partners’ unit (basic and diluted)
Common units	$0.10									$0.14
Subordinated units	$0.10									$0.14

Weighted average Limited Partner Units outstanding – Basic and Diluted
Common units	67,475,068									75,167,376
Subordinated units	67,475,068									67,475,068

See accompanying notes to unaudited pro forma consolidated financial statements.

Shell Midstream Partners, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments

To enhance comparability, the 2014 results of operations of the Partnership are allocated between those attributable to the Predecessor (January 1 through November 2) and those attributable to the unitholders (November 3 through December 31). This allocation is based on estimated monthly results and a day-based allocation of the November results.

The following items related to the transaction are reflected in the adjustments below:

(a)	Reflects the acquisition and operations of the 36.0% ownership interest in Poseidon, which will be accounted for using the equity method of accounting.

(b)	Reflects the impact to operations of the additional 19.5% ownership interest in Zydeco and the additional 1.388% interest in Colonial on periods after the IPO.

(c)	Reflects the proceeds from borrowing $250.0 million from the Five Year Revolver and $100.0 million from the 364 Day Revolver, as well as the $0.1 million issuance costs relating to the 364 Day Revolver. The Five Year Revolver will mature in October 2019, but each borrowing must be repaid within one year. The 364 Day Revolver matures in June 2016. Borrowings under the two debt facilities bear interest at the three-month LIBOR rate plus a margin. The weighted average interest rate used in the unaudited pro forma condensed consolidated financial statements is 1.5%. A 1/8 percentage point increase in the interest rate on the total of $420.8 million of debt related to the Post-IPO Transactions would increase our consolidated annual interest expense by approximately $0.5 million.

(d)	Reflects a payment to SOPUS of $350.0 million regarding the Poseidon acquisition.

(e)	Reflects additional property damage and business interruption insurance for our 36.0% interest in the underlying assets of Poseidon based on premiums paid to agencies and policy terms.

(f)	Reflects additional interest expense on the above borrowings totaling $350.0 million from our Five Year Revolver and the 364 Day Revolver.

(g)	Reflects the Partnership’s equity in earnings of Mars and Bengal as if they were acquired on January 1, 2014.

(h)	Reflects the Partnership’s dividend income from Colonial as if it were acquired January 1, 2014.

(i)	Reflects changes in insurance as follows:

•	Additional property damage and business interruption insurance for our 28.6% interest in the underlying assets of Mars based on actual premiums paid;

•	Reduction to property damage and business interruption insurance expense for our Zydeco assets based on our actual premiums paid versus those previously allocated from SPLC; and

•	Directors and Officers insurance based on actual premium paid.

(j)	Reflects incremental general and administrative expenses resulting from being a publicly traded partnership, including costs associated with tax return and Schedule K-1 preparation and distribution, investor relations activities, registrar and transfer agent fees and director compensation.

(k)	Reflects $7.1 million for fixed fees related to general and administrative services provided by SPLC under the omnibus agreement as if we incurred those costs beginning January 1, 2014. This fixed fee represents costs in excess of costs allocated by SPLC in the Predecessor’s combined financial statements. Such fixed fee represents incremental personnel costs to be incurred such as Directors and Officers, accounting, tax, treasury and business operations necessary for our partnership that have not been incurred by our Predecessor historically.

(l)	Reflects the reversal of certain expenses, incurred by SPLC and allocated to our Predecessor’s historical statement of operations pursuant to Staff Accounting Bulletin Topic 1:B:1, but not included in our operations after the formation of Zydeco whose operating agreement includes a fixed-fee based charge.

Pro Forma Net Income Per Unit

We compute income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income shall be allocated to the partners based on their respective sharing of income specified in the partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for the period from November 3, 2014 to December 31, 2014 and for the first and second quarters of 2015. Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units assumed to be outstanding as a result of the initial public offering on November 3, 2014 and the private placement on May 18, 2015. For purposes of this calculation, we have assumed common units and subordinated units issued in 2014 and on May 18, 2015 to be outstanding since November 3, 2014.